Exhibit 99.2

Property Summary – June 2014 TWC Trans World Corporation

Proximity of the Czech Republic to other European Countries and Metropolitan Areas Czech Republic – Centralized Location 2

Ceska Kubice Casino Located on the Czech-German border, about one hour east of Regensburg, Germany 3 Size of Gaming Floor: 14,257 Sq. Feet Table Games: 14 Gaming Tables Slots: 100 Video Slots Amenities: Bar/Restaurant; 5 VIP Hotel Rooms TWC Ownership: 100%

Route 55 Casino 4 Located on the Czech-Austrian border approximately 40 minutes north of Linz, Austria Size of Gaming Floor: 22,478 Sq. Feet Table Games: 23 Gaming Tables Slots: 130 Video Slots Amenities: Bar/Restaurant; VIP Area; 3 VIP Hotel Rooms TWC Ownership: 100%

Route 59 Casino 5 Located on the Czech- Austrian border approximately 45 minutes north of Vienna, Austria Size of Gaming Floor: 14,289 Sq. Feet Table Games: 21 Gaming Tables Slots: 120 Video Slots Amenities: Full Bar/Nightclub; Restaurant; VIP Area TWC Ownership: 100%

Hotel Savannah 6 Four-star property, located on the Czech- Austrian border approximately 45 minutes north of Vienna, Austria − Launched in April 2009 − Facilities include high-end restaurant, full service spa, fitness center and conference and banquet rooms Rooms: 70 rooms and seven luxury suites Amenities: Gourmet Restaurant/Bar; 8 Conference Rooms TWC Ownership: 100%

The Spa at the Hotel Savannah 7 The Spa at the Hotel Savannah features: Atrium Enclosed Pool Five Treatment Rooms State of the Art Gym Herbal Bath Two Relaxation Rooms